UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 1, 2016, Jon Thompson was appointed President of Community First, Inc. a Tennessee Corporation (the “Company”) and its wholly owned bank subsidiary, Community First Bank & Trust, a Tennessee state-chartered bank (the “Bank”). Mr. Thompson will continue to serve as Chief Financial Officer of each of the Company and the Bank. Louis E. Holloway who previously served as President and Chief Executive Officer of the Company and the Bank will continue to serve as the Company’s and the Bank’s Chief Executive Officer.

Prior to his appointment as President, Mr. Thompson, age 35, served as Senior Vice President and Chief Financial Officer of the Company and the Bank. He was appointed as the Chief Financial Officer in July 2012 and was named Senior Vice President in September 2014. Prior to his appointment as Senior Vice President and Chief Financial Officer, Mr. Thompson served as the Assistant Vice President and Controller of the Bank beginning in August 2008. Prior to joining the Bank, Mr. Thompson was a senior staff member of Crowe Horwath LLP, an independent registered public accounting firm, from January 2005 through August 2008. Mr. Thompson has no family relationship with any other director or executive officer of the Company or the Bank.

There are no transactions involving the Company and Mr. Thompson that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Jon Thompson
Name:	Jon Thompson
Title:	President and Chief Financial Officer

Date: February 5, 2016